Exhibit 10.45

STOCK PLEDGE AGREEMENT

STOCK PLEDGE AGREEMENT dated the 30th day of January, 2009, made by DARA PHARMACEUTICALS, INC., a Delaware corporation (the “Pledgor”), in favor of SURGIVISION, INC., a Delaware corporation (the “Lender”).

W I T N E S S E T H:

That for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees with the Lender as follows:

1. Pledge and Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 2 hereof), the Pledgor hereby pledges and assigns to the Lender, and grants to the Lender a continuing security interest in, the following (the “Pledged Collateral”):

(a) The shares of stock described on Exhibit A hereto (the “Pledged Shares”); the certificates representing the Pledged Shares; all options and other rights, contractual or otherwise, with respect thereto; and all dividends, cash, instruments and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(b) All additional shares of stock from time to time acquired by the Pledgor by virtue of its ownership of the Pledged Shares as a result of any stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off, split-off, or other form or recapitalization; the certificates representing such additional shares; and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares; and

(c) All proceeds of any and all of the foregoing;

in each case, whether now owned or hereafter acquired by the Pledgor and howsoever its interest therein may arise or appear.

2. Security for Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the “Obligations”):

(a) The prompt payment, as and when due and payable, of all amounts from time to time owing under or pursuant to that certain Secured Promissory Note bearing date of the 30th day of January, 2009, in the original principal sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00), executed by the Pledgor to the order of Lender, or under and pursuant to any and all renewals, modifications, or extensions of such note (such note, as it may be renewed, modified or extended, the “Note”);

(b) The due performance and observance by the Pledgor of all of its obligations and undertakings under or pursuant to this Agreement and any other instrument or document which now or hereafter secures all or part of the indebtedness and obligations secured hereby; and

(c) The prompt payment and performance of any and all other present and future indebtednesses and obligations of the Pledgor to the Lender, of every kind and nature.

3. Delivery of the Pledged Collateral. (a) All certificates representing the Pledged Shares shall be delivered to the Lender on or prior to the date of the execution and delivery of this Agreement. All other certificates and instruments constituting Pledged Collateral from time to time shall be delivered to the Lender promptly upon the receipt thereof by or on behalf of the Pledgor, and until such delivery shall be held in trust for the benefit of the Lender. All such certificates and instruments shall be held by or on behalf of the Lender pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender.

(b) If the Pledgor shall receive, by virtue of its being or having been an owner of any Pledged Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spinoff or split-off), promissory note or other instrument; (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise; (iii) dividends payable in cash or in securities or other property; or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, the Pledgor shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of the Lender, shall segregate it from the Pledgor’s other property and shall deliver it forthwith to the Lender in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Lender as Pledged Collateral and as further collateral security for the Obligations.

4. Representations and Warranties. The Pledgor represents and warrants as follows:

(a) This Agreement creates a valid security interest in favor of the Lender in the Pledged Collateral. Possession by the Lender of the certificates representing the Pledged Shares and all other certificates, instruments and cash constituting Pledged Collateral from time to time will perfect, and establish the first priority of, the Lender’s security interest hereunder in the Pledged Collateral, securing the Obligations. Except as set forth in this Section 4(a), no action is necessary or desirable to perfect or otherwise protect such security interest.

(b) The office where the Pledgor keeps its records concerning the Pledged Collateral is located at the address specified for the Pledgor in Section 11 hereof.

5. Covenants as to the Pledged Collateral. So long as any of the Obligations shall remain outstanding, the Pledgor will, unless the Lender shall otherwise consent in writing:

(a) give Lender at least thirty (30) days’ prior written notice of any change in the location of the office where it keeps its records concerning the Pledged Collateral;

(b) at the Pledgor’s expense, defend the Lender’s right, title and security interest in and to the Pledged Collateral against the claims of any individual or entity;

(c) at the Pledgor’s expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Lender may request in order to (i) perfect and protect the security interest created or purported to be created hereby; (ii) enable the Lender to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral; or (iii) otherwise effect the purposes of this Agreement;

(d) not sell, assign, exchange or otherwise dispose of any of the Pledged Collateral, or any interest therein;

(e) not create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any Pledged Collateral, except for the pledge hereunder and the security interest created hereby;

(f) not permit to exist any restriction with respect to any Pledged Collateral other than pursuant hereto; and

(g) not take or fail to take any action which would in any manner impair the enforceability of the Lender’s security interest in any Pledged Collateral.

6. Voting Rights, Dividends, Etc. in Respect of the Pledged Collateral. (a) Prior to the occurrence of an Event of Default (as defined in Section 8 hereof):

(i) the Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Note; and

(ii) the Pledgor may receive and retain any and all dividends or interest paid in respect of the Pledged Collateral; provided, however, that any and all

(1) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral,

(2) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral, and

(3) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral,

shall be, and shall forthwith be delivered to the Lender to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Lender, shall be segregated from the other property or funds of the Pledgor, and shall be forthwith delivered to the Lender in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Lender as Pledged Collateral and as further collateral security for the Obligations; and

(b) Upon the occurrence of an Event of Default, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to subsection (a) of this Section 6 shall cease, and all such rights shall thereupon become vested in the Lender (to the extent permitted by applicable law), and the Pledgor covenants and agrees thereupon, if requested by the Lender, to deliver to the Lender irrevocable proxies with respect to the Pledged Collateral.

7. Additional Provisions Concerning the Pledged Collateral. (a) The Pledgor hereby agrees to take any action and to execute any instruments which may be necessary or advisable to accomplish the purposes of this Agreement.

(b) The Pledgor hereby irrevocably appoints the Lender or the Lender’s nominee the Pledgor’s attorney-in-fact and proxy, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Lender’s discretion, to give any notice, take any action and execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement, subject to the rights of the Pledgor under Section 6(a) hereof, including, without limitation, (i) to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, and (ii) to give any notice, request any information, take any action and execute any instrument which the Lender deems necessary to perfect, preserve and protect its position as lienholder with respect to the Pledged Collateral.

(c) If the Pledgor fails to perform any agreement or obligation contained herein, the Lender itself may (without obligation) perform, or cause performance of, such agreement or obligation, and the expenses of the Lender incurred in connection therewith shall be payable by the Pledgor pursuant to Section 10 hereof.

(d) The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Lender accords its own property, it being understood that the Lender shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

8. Event of Default. An “Event of Default” shall be deemed to have occurred hereunder upon the occurrence of an Event of Default under the Note.

9. Remedies Upon Default. (a) Upon the occurrence of an Event of Default, the Lender may exercise all of the rights and remedies provided in the Uniform Commercial Code enforceable within the State of North Carolina at the time of such Event of Default and, in this connection, may, upon five (5) days’ written notice to the Pledgor, sent by registered or certified mail postage prepaid, return receipt requested, and without liability for any diminution in price which may have occurred, forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver the Pledged Collateral, or any part thereof, in one or more parcels at public or private sale or sales upon such terms and conditions as the Lender may deem advisable and at such prices as it may deem best, free of any right (statutory or otherwise) or equity of redemption in the Pledgor, which right or equity of redemption are, if and to the extent permitted by applicable law, expressly waived or released. At any bona fide sale, the Lender shall be free to purchase all or any part of the Pledged Collateral. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Pledged Collateral or in any way relating to the rights of the Lender hereunder, including reasonable attorney’s fees and legal expenses, to the payment in whole or in part, of any amounts due under the Obligations in such order as the Lender may elect, and only after so paying over such net proceeds need the Lender account for and pay over the surplus, if any, to the Pledgor.

(b) The Pledgor recognizes that the Lender may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state “blue sky” laws, or in the rules and regulations promulgated thereunder, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Collateral were sold at public sale, and that the Lender has no obligation to effect the registration of the Pledged Collateral for public sale under the Securities Act or any state “blue sky” laws. The Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

10. Indemnity and Expenses. (a) The Pledgor agrees to indemnify the Lender from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Lender’s gross negligence or willful misconduct.

(b) The Pledgor will upon demand pay to the Lender the amount of any and all expenses, including the reasonable fees and disbursements of the Lender’s counsel and of any experts and agents, which the Lender may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, (ii) exercise or enforcement of any of the rights of the Lender hereunder, or (iii) the failure by the Pledgor to perform or observe any of the provisions hereof, except expenses resulting from the Lender’s gross negligence or willful misconduct.

11. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, registered or certified mail, return receipt requested, or delivered, (a) if to the Pledgor, to it at Forum I, 8601 Six Forks Road, Suite 160, Raleigh, NC 27615, Attention: Chairman, with a copy to D. Scott Coward, K&L Gates LLP, 4350 Lassiter at North Hills Avenue, Suite 300, Raleigh, NC 27609, and (b) if to the Lender, to it at One Commerce Square, Suite 2550, Memphis, TN 38103, Attention: Vice President, Business Affairs; or as to either such person at such other address as shall be designated by such person in a written notice to such other person complying as to delivery with the terms of this Section 11. All such notices and other communications shall be effective (i) if mailed, when received or three business days after mailing, whichever is earlier; or (ii) if delivered, upon delivery.

12. Security Interest Absolute. All rights of the Lender, all security interests and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of the Note or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Note or any other agreement or instrument relating thereto or to any of the Obligations;

(c) any increase in, addition to, or exchange, release or non-perfection of, any other collateral for all or any of the Obligations; or

(d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor with respect to all or any part of the Obligations.

13. Miscellaneous. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The Lender’s rights and remedies provided herein and in any other instrument or document now or hereafter securing all or any part of the Obligations are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

(c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) This Agreement shall be binding on the Pledgor and its successors and permitted assigns and shall inure, together with all rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors, transferees and assigns. Without limiting the generality of the foregoing, the Lender may assign or otherwise transfer all or part of its rights to all or any part of the Obligations to any other person, and such other person shall thereupon become vested with all of the benefits in respect thereof granted to the Lender herein or otherwise. None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of the Lender.

(e) Subject to Section 13(f) below, upon payment and satisfaction in full of the Obligations, this Agreement and the security interest created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor. The Lender will thereupon, at Pledgor’s request and expense, (i) return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof; and (ii) execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

(f) To the extent the Lender receives payment of any amount under the Obligations, which payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, other law or equitable cause, in whole or in part, then, to the extent of such payment received, this Agreement and the security interest created hereby shall be revived and continue in full force and effect, as if such payment had not been received by the Lender.

(g) This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, except to the extent that the validity or perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Pledged Collateral are, under mandatory provisions of law, governed by the laws of a jurisdiction other than the State of North Carolina.

(h) The captions or headings of the sections of this Agreement are inserted merely for convenience of reference and shall not be deemed to limit or modify the terms and provisions hereof. As used herein, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders, as the context shall require.

(i) Any payment of principal and/or interest on any of the Obligations shall toll any statute of limitations which would otherwise be applicable.

[The next page is the signature page]

IN WITNESS WHEREOF, the Pledgor and the Lender have executed this Agreement on this the day and year first above written.

DARA PHARMACEUTICALS, INC., as the Pledgor

By: /s/ David J. Drutz
Name: David J. Drutz
Title: Chairman

SURGIVISION, INC., as the Lender

By: /s/ Oscar Thomas
Name: Oscar Thomas
Title: Vice President, Business Affairs

EXHIBIT A

TO STOCK PLEDGE AGREEMENT

Identification of Pledged Shares

Name of Issuer	Class of Stock	Number of Shares

SurgiVision, Inc. (f/k/a Surgi-Vision, Inc.)	Common Stock	500,000 shares

A-1